Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(64,850)
Unrealized Gain (Loss) on Market Value of Commodity Futures	845,678
Dividend Income	79,920
Interest Income	137,296
Total Income (Loss)	$998,044

Expenses
General Partner Management Fees	$28,605
Professional Fees	25,704
Brokerage Commissions	496
Directors' Fees and insurance	1,632
License fees	716
Total Expenses	$57,153
Net Income (Loss)	$940,891

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/24	$53,871,391
Net Income (Loss)	940,891

Net Asset Value End of Month	$54,812,282
Net Asset Value Per Share (1,500,000 Shares)	$36.54

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596